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                                                                   Exhibit 99.11

[US BANK LOGO]

Corporate Trust Services
60 Livingston Avenue
St. Paul, MN 55107-2292

                     NOTICE TO HOLDERS OF NOTES ISSUED BY:

                          DVI RECEIVABLES VIII L.L.C.
                            DVI RECEIVABLES X L.L.C.
                           DVI RECEIVABLES XI L.L.C.
                           DVI RECEIVABLES XII L.L.C.
                           DVI RECEIVABLES XIV L.L.C.
                           DVI RECEIVABLES XVI L.L.C.
                          DVI RECEIVABLES XVII L.L.C.
                          DVI RECEIVABLES XVIII L.L.C.
                           DVI RECEIVABLES XIX L.L.C.

                        *CUSIPs: see attached Schedule A

     U.S. Bank National Association serves as Trustee (the "Trustee") for Notes issued by the above referenced entities in connection with securitization transactions, pursuant to the terms of certain Indentures by and between the applicable special purpose vehicle set forth above and the Trustee. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the relevant Indenture or the Appendix associated therewith.

     As reported earlier, on August 25, 2003, DVI, Inc. ("DVI"), DVI Financial Services, Inc. ("DVIFS") and DVI Business Credit Corporation filed voluntary petitions seeking protection under Chapter 11 of the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). The cases were assigned to the Honorable Judge Mary F. Walrath and were assigned case numbers 03-12656, 03-12657 and 03-12658 respectively.

     DVI Financial Services, Inc. ("DVIFS"), acts as Servicer for each of the securitization transactions listed above under the terms of certain Contribution and Servicing Agreements (the "Servicing Agreements"). As we advised in our prior Notices to you, Servicer Events of Default have occurred and are continuing under the terms of the Servicing Agreements for the above-referenced transactions. Section 10.02 of Servicing Agreements provides "[i]f a Servicer Event of Default shall have occurred and be continuing, the Trustee shall, upon the request of Noteholders evidencing more than 66-2/3% of the Voting Rights, give written notice to the Servicer of the termination of all rights and obligations of the Servicer . . . under this Agreement". The Trustee received requests from Noteholders evidencing more than 66-2/3% of the Voting Rights in several of the transactions to terminate the rights of the Servicer, including:

                       DVI Receivables VIII L.L.C. 1999-1
                        DVI Receivables XI L.L.C. 2000-1

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*U.S. Bank is not responsible for selection or use of CUSIP. It is included solely for holder convenience.
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               DVI Receivables XII L.L.C. 2000-2
               DVI Receivables XIV L.L.C. 2001-1
               DVI Receivables XVII L.L.C. 2002-1
               DVI Receivables XVIII L.L.C. 2002-2
               DVI Receivables XIX L.L.C. 2003-1

     In response to these requests, on October 22, 2003 the Trustee filed with the Bankruptcy Court its Motion of U.S. Bank National Association as Trustee to Lift the Automatic Stay to Terminate Certain Equipment Contract Contribution and Servicing Agreements or in the Alternative to Compel The Debtors to Assume or Reject Certain Contribution and Servicing Agreements (the "Motion"). The Motion seeks to have the automatic stay of Section 362 of the Bankruptcy Code, 11 U.S.C. Section 101 et seq., lifted to enable the Trustee to give the Servicer notice of termination and to terminate the rights of the Servicer under the Servicing Agreements for the transactions set forth above. The Trustee is seeking to have the Motion heard at the Omnibus Hearing scheduled on November 5, 2003. Copies of the Motion will be posted on the U.S. Bank ABS website.

     The Trustee may invest funds held under each Indenture for which investment or advisory services are provided by the Trustee and/or an affiliate of the Trustee. As such, the Trustee and its affiliates receive compensation for the investment advisory, custodial, distribution and other services provided. A schedule that explains the services and costs, including the rate, formula and method of calculating such compensation, is available by contacting U.S. Bank through the website set forth below.

     The Trustee may conclude that a specific response to particular inquiries from individual holders is not consistent with equal and full dissemination of information to all holders. Holders should not rely on the Trustee as their sole source of information. The Trustee makes no recommendations and gives no investment advice.

     Please direct any questions regarding this notice to Timothy Pillar by phone at (651) 495-3958, or by U.S. mail at the above address. Holders with other questions may contact U.S. Bank either at (800) 934-6802, option #5, or at www.usbank.com/corp_trust/bondholder_contact.html.


U.S. BANK NATIONAL ASSOCIATION,                                 OCTOBER 23, 2003
AS TRUSTEE



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                                   SCHEDULE A

23334PAE3      23335GAC6
23334PAF0      23335GAD4
23334PAG8      23335GAE2
23334PAH6      23335GAF9
23334PAJ2      23335GAG7
23334NAD0      23335GAH5
23334NAE8      23335HAC4
23334NAF5      23335HAD2
23334NAG3      23335HAE0
23334NAH1      23335HAF7
23335AAD7      23335HAG5
23335AAE5      23335HAH3
23335AAF2      23335LAB7
23335AAG0      23335LAC5
23335AAH8      23335LAD3
23334YAD6      23335LAE1
23334YAE4      23335LAF8
23334YAF1      23335LAH4
23334YAG9      23335LAK7
23334YAH7      23335LAM3
23334XAC0
23334XAD8
23334XAE6
23334XAF3
23334XAG1
23334XAH9
23335NAA5
23335NAB3
23335NAC1
23335NAD9
23335NAE7
23335NAF4
23335NAH0
23335NAJ6
23335NAK3
23335NAL1
23335NAM9
23335NAN7



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